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                                                                    EXHIBIT 99.2
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                                [SEPRACOR LOGO]

                                                NEWS RELEASE
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                                                Contacts:
                                                David P. Southwell
                                                Chief Financial Officer
                                                Sepracor Inc.

                                                Jonae R. Barnes
                                                Director, Investor Relations
                                                Sepracor Inc.
                                                (508) 481-6700


                    SEPRACOR ANNOUNCES PROPOSED $130 MILLION
                         CONVERTIBLE DEBENTURE OFFERING

MARLBOROUGH, Mass., Feb. 4, 1998 - Sepracor Inc. (Nasdaq: SEPR) today announced that it proposes to offer a new issue of $130 million of Convertible Subordinated Debentures due 2005 (the "Debentures").

The Debentures will be convertible into Sepracor common stock, at the option of the holder, at a price to be determined. The Company also may issue up to an additional $19.5 million of Debentures to cover over-allotments in connection with such offering.

The Company intends to use the proceeds from the sale of the Debentures for the establishment of the Company's respiratory sales force, marketing of certain ICE(TM) Pharmaceuticals, ongoing preclinical and clinical trials, funding of other research and development programs, and working capital and other general corporate purposes.

The Debentures will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States, except pursuant to an applicable exemption from the Securities Act registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Debentures. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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     CALL SEPRACOR'S AUTOMATED NEWS FAX LINE AT 1-800-758-5804 EXT. 780960.
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   Sepracor Inc., 111 Locke Drive, Marlborough, MA 01752 Tel: (508) 481-6700
                              Fax: (508) 481-7683